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                                                                   Exhibit 10.8


                              EMPLOYMENT AGREEMENT

            AGREEMENT made as of November 5, 1998, between MEDIA METRIX, INC., a Delaware corporation with an office at 900 West Shore Road, Port Washington, NY 11050 (the "Company"), and Jeffrey C. Levy residing at 120 The Prado, Atlanta, GA 30309 ("Executive").

                              W I T N E S S E T H:

            WHEREAS, pursuant to an Agreement and Plan of Reorganization, dated as of September 30, 1998 (the "Merger Agreement"), by and between the Company and RelevantKnowledge, Inc. ("RelevantKnowledge"), RelevantKnowledge will be merged with and into the Company;

            WHEREAS, the Executive is a senior executive officer and principal stockholder of RelevantKnowledge and has unique and specific skills which are material to the Company's willingness to enter into and consummate the Merger Agreement; and

            WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Merger Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows, with all capitalized terms used herein and not otherwise defined herein having the respective meanings ascribed thereto in the Merger
Agreement:

      1. EMPLOYMENT.

            Subject to the consummation of the transactions contemplated under the Merger Agreement, the Company hereby employs Executive as Vice Chairman of the Company. Executive hereby accepts employment as Vice Chairman, subject to the terms and conditions herein set forth.

      2. DUTIES.

            During the period from the Employment Date (as defined in Section 3 below) until the earlier of (i) the date nine months from the Employment Date and (ii) the consummation of the initial public offering of the Company's securities, Executive shall devote his entire business time, attention and energies (allowable vacation time and reasonable absences for sickness excepted) to the business of the Company. For the remainder of the Term (as defined in Section 3 below), Executive shall devote such time, attention and energy to the business of the Company as shall be mutually agreed upon by the Chief Executive Officer and Executive. Executive's duties and responsibilities are set forth on Exhibit A attached hereto. Executive shall report directly to the Chief Executive Officer or the Board of Directors of the Company. Executive shall discharge his duties in a competent and
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faithful manner, consistent with sound business practices. Notwithstanding anything herein to the contrary, during the period from the Employment Date (as defined in Section 3 below) until the earlier of (i) the date nine months from the Employment Date and (ii) the consummation of the initial public offering of the Company's securities, Executive shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in any duties or pursuits which materially interfere with the performance of his duties hereunder without the prior authorization of the Board of Directors of the Company.

      3. TERM.

            The initial term of employment under this Agreement shall begin as of the date hereof (the "Employment Date") and shall continue until the earlier of (i) fifteen months from the Employment Date or (ii) six months following the consummation of the initial public offering of the Company's securities subject to earlier termination in accordance with the terms hereof. Thereafter, this Agreement shall be renewable upon mutual agreement of the parties hereto. The initial term and, if the period of employment is so renewed such additional period(s) of employment, are collectively referred to herein as the "Term."

      4. COMPENSATION.

            (a) As compensation for the services to be rendered by Executive hereunder, the Company agrees to pay, or cause to be paid, to Executive, and Executive agrees to accept, in accordance with the Company's payroll practice, an initial annual base salary of $165,000, subject to such payroll deductions as are required by law. This annual base salary may be increased, but not decreased, at the discretion of the Board of Directors.

            (b) The Executive shall be entitled to a bonus for fiscal 1998 in addition to the Executive's annual base salary, to be determined by the Chief Executive Officer in consultation with the Non-Executive RK Director (as defined below), based on the bonus structure generally available to the Company's senior executives. In addition, Executive shall be entitled to a bonus for fiscal 1999 in addition to the Executive's annual base salary, to be determined based on criteria to be agreed upon by the Chief Executive Officer and Executive. For purposes of this Agreement, the "Non-Executive RK Director" shall by the director of the Company nominated by the former stockholders of RelevantKnowledge who is not employed by the Company.

      5. BENEFITS.

            Executive shall be entitled to such vacations and to participate in and receive any other benefits customarily provided by the Company to Executive's peers in accordance with Company policies, all as determined from time to time by the Board of Directors of the Company. In addition, Executive shall receive an automobile allowance of $500 per month.


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      6. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

            (a) Executive's employment hereunder may be terminated upon 15 days' prior written notice from the Company to Executive:

                  (i) without cause, at any time prior to the expiration of the period from the Employment Date until the earlier of (x) the date nine months from the Employment Date and (y) the consummation of the initial public offering of the Company's securities; or

                  (ii) at any time during the Term upon the determination by the Board of Directors that there is justifiable cause (as hereinafter defined) for such termination.

            (b) Executive's employment shall terminate upon:

                  (i) the death of Executive;

                  (ii) the "disability" of Executive (as hereinafter defined pursuant to subsection (c) below); or

                  (iii) the "constructive termination" of Executive (as hereinafter defined).

            (c) For the purposes of this Agreement, the term "disability" shall mean the in ability of Executive, due to illness, accident or any other physical or mental incapacity, to perform his duties with or without reasonable accommodation for a period of two (2) consecutive months or for a total of four
(4) months (whether or not consecutive) in any twelve (12) month period during the Term, as reasonably determined by the Board of Directors of the Company, including the approval of the Non-Executive RK Director.

            (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated unauthorized failure or refusal by Executive to perform any of his duties pursuant to this Agreement after written notice to Executive of such failure and, if curable, failure to cure within 30 days from the date such notice is received; material breach of any duties owed to the Company as a matter of law after written notice to Executive of such breach, and if curable, failure to cure within 30 days from the date such notice is received; Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense which constitutes a felony in the jurisdiction involved; Executive's performance of any act or his failure to act, for which if Executive were prosecuted and convicted, a crime or offense involving money or property of the Company or its subsidiaries, or which would constitute a felony in the jurisdiction involved, would have occurred; an act of fraud or embezzlement by Executive in connection with the business of the Company or any of its subsidiaries, chronic alcohol or drug abuse which materially affects Executive's performance of his duties hereunder; or any acts of moral turpitude as would prevent the effective performance of his duties; provided, however, that after the period from the Employment Date until


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the earlier of (i) the date nine months from the Employment Date or (ii) the date of the consummation of the initial public offering of the Company's securities, the term "justifiable cause" shall mean and be limited to Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense which constitutes a felony in the jurisdiction involved. Upon termination of Executive's employment for justifiable cause, this Agreement shall terminate immediately and Executive shall not be entitled to any amounts or benefits hereunder other than such portion of Executive's annual salary as has been accrued through the date of his termination of employment and any benefits or payments to which he is entitled under the Company's plans or policies. Notwithstanding anything in this Agreement to the contrary, the Company shall not have justifiable cause to terminate the Executive due to any action or inaction by the Company which may result in the constructive termination of the Executive.

            (e) For the purposes of this Agreement, the term "constructive termination" shall mean and be limited to (i) Executive's loss of title without Executive's consent, (ii) an assignment of duties or responsibilities to Executive by the Company which are inconsistent with the duties set forth on Exhibit A, upon written notice to the Company of any such acts and, if curable, failure to cure within 30 days from the date such notice is received, (iii) a reduction in Executive's compensation, or (iv) a modification, amendment or termination of any benefits received by Executive, except for Company-wide reductions.

            (f) If Executive shall die during the Term, this Agreement shall terminate immediately. In such event, the estate of Executive shall thereupon be entitled to receive such portion of Executive's annual salary as has been accrued through the date of his death and any benefits or payments to which Executive is entitled under the Company's plans or policies.

            (g) Upon Executive's "disability" (as defined herein), this Agreement shall terminate immediately. In such event, the Executive shall thereupon be entitled to receive such portion of Executive's annual salary as has been accrued through the date of his disability and any benefits or payments to which he is entitled under the Company's plans or policies. Notwithstanding anything to the contrary contained herein, during any period that Executive fails to perform his duties hereunder as a result of his disability (but prior to the conclusion of the two or four month period specified in Section 6(c) hereof), (i) Executive shall continue to receive his full salary at the rate then in effect and all benefits provided in Section 6 hereof, provided that payments made to Executive pursuant to this Section 6(g) shall be reduced by the sum of the amounts, if any, payable to Executive at or prior to the time of any such payment under any disability benefit plan or program of, or provided by, the Company, and (ii) the Company shall have the right to hire any other individual or individuals to temporarily perform, during the pendency of a disability, such duties and functions as the Company shall desire, including those duties heretofore performed by Executive.

            (h) Notwithstanding any provision to the contrary contained herein, in the event that Executive's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the Company shall pay Executive or Executive's estate, in


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accordance with the prevailing salary payment schedule, a one-time payment equal to two years of such Executive's base salary.

      7. NON-COMPETITION.

            (a) Executive agrees that during his employment by the Company and for a period of eighteen months following the expiration or termination of Executive's employment hereunder (the "Non-Competitive Period"), Executive shall not, anywhere in the world that the Company does business, directly or indirectly, as owner, partner, joint venturer, stockholder (other than a holder of less than 2% of a class of securities of a publicly traded company), employee, principal, director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business which competes with the Business (as hereinafter defined) of the Company or any of its subsidiaries. For purposes of this Agreement, the term "Business" shall mean new media market measurement services. In addition, Executive shall not, directly or indirectly, during the Non-Competitive Period, request or cause any suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries.

            (b) Executive shall not, during the Term of this Agreement or for a period of eighteen months following the termination of this Agreement, directly or indirectly, solicit, encourage or induce in any manner, any current employee of the Company or any of its subsidiaries to terminate, for any reason, his or her employment with the Company or any of its subsidiaries; provided, however, that the foregoing will not apply to actions taken by Executive which are required by, or are within the scope of, his employment with the Company. In addition, for a period of eighteen months following the termination of this Agreement, Executive shall not, directly or indirectly, hire or offer to hire any former employees of the Company or its subsidiaries unless any such former employee (i) approaches Executive without encouragement by Executive and (ii) such former employee has not been employed by the Company for at least six months at the time such former employee approaches Executive.

            (c) If any portion of the restrictions set forth in this Section 7 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

            (d) Executive acknowledges and agrees that the territorial and time limitations set forth in this Section 7 are reasonable and properly required for the adequate protection of the Business. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of the territorial or time limitation to the area or period which such court shall deem reasonable.


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            (e) The existence of any claim or cause of action by Executive against the Company or any subsidiary shall not constitute a defense to the enforcement by the Company or any subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.


            (f) Executive acknowledges and agrees that the execution of this Agreement, and specifically Executive's agreement to the provisions contained in this Section 7, were conditions to the consummation by the Company of the transactions contemplated by the Merger Agreement.

      8. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

            (a) The Executive acknowledges that, with respect to RelevantKnowledge, he has learned and developed and had access to, and with respect to the Company during the Term, he will learn, develop and have access to, various proprietary or confidential information, not generally known to others, relating to the business and affairs of the Company and RelevantKnowledge. The Company and RelevantKnowledge are engaged in a highly competitive business; their competitive position depends in great measure upon the ability to develop or acquire and maintain the confidentiality of confidential information; and they have expended and are likely to continue to expend considerable efforts and resources in the development or acquisition of confidential information. Based upon the foregoing, the Executive recognizes that the unauthorized disclosure of confidential information in violation of the terms hereof is likely to result in serious and irrevocable harm to the Company and Relevant Knowledge.

            (b) Executive shall not, during the Term of this Agreement or at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in the regular course of his duties or required by law (in which case Executive shall give the Company prior written notice of such required disclosure) or with the prior unanimous written consent of the Board of Directors of the Company), to any person, firm or corporation, any confidential information acquired by him during the course of, or as an incident to, his employment with RelevantKnowledge or hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, its computer software designs, computer passwords, computer object codes, sampling/projection/adjustment methodologies, panel balancing schema, sample selection programs, modeling codes/formulae, client revenue/project information, proprietary data obtained from or about clients, research and development plans, customer lists, financial and pricing information, trade secrets and general business and operating plans, and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which (i) thereafter becomes publicly available other than pursuant to a breach of this Section 8(a), directly or indirectly, by Executive, (ii) was in the public domain prior to disclosure to Executive, or (iii) is


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disclosed to Executive by a third party not in violation of any obligations of confidentiality to the Company.

            (c) All information and documents relating to the Company and its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company, and Executive shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

      9. INVENTIONS AND DISCOVERIES.

            (a) During the period from the Employment Date (as defined in Section 3 below) until the earlier of (i) the date nine months from the Employment Date and (ii) the consummation of the initial public offering of the Company's securities Executive shall promptly and fully disclose to the Company, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Executive (whether or not at the request or upon the suggestion of the Company) during such period, solely or jointly with others, in or relating to any activities of the Company or its subsidiaries known to him as a consequence of his employment hereunder (collectively the "Subject Matter").

            (b) Executive hereby assigns and transfers, and agrees to assign and transfer, to the Company, all his rights, title and interest in and to the Subject Matter, and Executive further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to the Company.

      10. SPECIFIC PERFORMANCE

            Executive agrees that if he breaches, or threatens to commit a breach of, any of the provisions of Sections 7, 8 or 9 (the "Restrictive Covenants"), the Company shall have, in addition to, and not in lieu of, any other rights and remedies available to the Company under law and in equity, the right to have the Restrictive Covenants specifically enforced by an court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

      11. AMENDMENT OR ALTERATION.


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            No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

      12. GOVERNING LAW.

            This Agreement shall be governed by the laws of the State of New York, without reference to or application of any conflicts laws or principles.

      13. SEVERABILITY.

            The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

      14. NOTICES.

            Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand or courier, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or at the expiration of seven days in the event of a mailing.

      15. WAIVER OR BREACH.

            It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

      16. ENTIRE AGREEMENT AND BINDING EFFECT.

            This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns, provided that duties of Executive may not be delegated or assigned.

      17. RETENTION OF EQUIPMENT.

            Upon termination of this Agreement, Executive shall be entitled to retain and remove from the Company's premises (i) his computer; provided, that prior to the removal, Executive shall purge all data other than personal data from the memory of such computer and (ii) his portable telephone.


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      18. SURVIVAL.

            Except as otherwise expressly provided herein, the termination of Executive's employment hereunder or the expiration of this Agreement shall not affect the enforceability of Sections 6, 7, 8, 9, 10, 11, 13 and 17 hereof.

      19. LEGAL FEES.

            The Company hereby agrees to pay all reasonable legal fees incurred by Executive in connection with the negotiation and execution of this Agreement up to an amount of $2,500.

      20. FURTHER ASSURANCES.

            The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      21. HEADINGS.

            The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        MEDIA METRIX, INC.

                                        By: /s/ [ILLEGIBLE]
                                            -------------------------
                                        Name:
                                        Title:


                                        EXECUTIVE

                                        /s/ [ILLEGIBLE]
                                        -----------------------------


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                                   EXHIBIT A

Executive's duties and responsibilities hereunder from the Employment Date until the earlier to occur of (i) nine months or (ii) the consummation of the initial public offering of the Company's securities shall be as follows:

Member of the transition management committee, being chaired by Mary Ann Packo.

Public spokesperson, in conjunction with others.

Assist Chief Executive Officer in planning for possible initial public offering.

Other duties as mutually agreed upon by the Executive and the Chief Executive Officer or the Board of Directors of the Company.

For the remainder of the Term, Executive's duties and responsibilities hereunder shall be as mutually agreed upon by the Executive and the Chief Executive Officer of the Company.